As filed with the Securities and Exchange Commission on January 24, 2002
                                                   Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                  INFOVISTA SA
             (Exact name of Registrant as specified in its charter)

           France Republic                             Not Applicable
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                            6, rue de la Terre de Feu
                        91952 Courtaboeuf Cedex Les Ulis
                                     France
                    (Address of Principal Executive Offices)
                          -----------------------------
                       INFOVISTA SA 2001 STOCK OPTION PLAN
                            (Full title of the Plan)

                                 InfoVista Corp.
                    10440 Little Patuxent Parkway, 4th floor
                               Columbia, MD 21044
                     (Name and address of agent for service)

                                 (410) 997-4470
          (Telephone number, including area code, of agent for service)

                                     CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
  Title of Securities      Amount to be     Proposed Maximum         Proposed Maximum         Amount of
  to be Registered(1)       Registered   Offering Price Per Share       Aggregate          Registration Fee
                                                                     Offering Price
------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal       5,500          U.S. $27.40(2)        U.S. $  150,700(2)        U.S. $ 13.87
value (euro)0.54 per share    53,250          U.S. $ 9.58(2)        U.S. $  510,135(2)        U.S. $ 46.94
                              14,500          U.S. $ 7.20(2)        U.S. $  104,400(2)        U.S. $  9.61
                              11,000          U.S. $ 2.16(2)        U.S. $   23,760(2)        U.S. $  2.19
                              21,250          U.S. $ 3.77(2)        U.S. $   80,112.50(2)     U.S. $  7.37
                             809,455          U.S. $ 3.39(3)        U.S. $2,744,052.45(3)     U.S. $252.46
                             -------                               ----------------------     ------------
                             914,955                                U.S. $3,613,159.95        U.S. $332.44

------------------------------------------------------------------------------------------------------------

(1) The Ordinary Shares may be represented by the Registrant's American Depositary Shares, each of which represents one Ordinary Share. A separate Registration Statement on Form F-6 (File No. 333-12152) has been filed for the registration of American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act of 1933"), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of
         (I) 5,500 Ordinary Shares subject to currently outstanding stock options granted on January 24, 2001 pursuant to the 2001 Stock Option Plan (the "Plan") are based on the exercise price of U.S. $27.40, (II) 53,250 Ordinary Shares subject to currently outstanding stock options granted on April 23, 2001 are based on the exercise price of U.S. $9.58, (III) 14,500 Ordinary Shares subject to currently outstanding stock options granted on June 20, 2001 are based on the exercise price of U.S. $7.20, (IV) 11,000 Ordinary Shares subject to currently outstanding stock options granted on September 26, 2001 are based on the exercise price of U.S. $2.16, and (V) 21,250 Ordinary Shares subject to currently outstanding stock options granted on December 13, 2001 are based on the exercise price of U.S. $3.77. The exercise prices for all of the foregoing were converted from euros to U.S. dollars utilizing the noon buying rate in New York City for cable transfers payable in euros as certified for customs purposes by the Federal Reserve Bank of New York on January 22, 2002.

(3) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for 809,455 Ordinary Shares available for future awards to employees in the United States under the Plan are based on the average of the high and low prices on January 22, 2002 and converted from euros to U.S. dollars utilizing the noon buying rate in New York City for cable transfers payable in euros as certified for customs purposes by the Federal Reserve Bank of New York on January 22, 2002.

                                  Page 2 of 10
                        Exhibit Index Appears on Page 10

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant are
                                             ----------
incorporated herein by reference and made a part hereof:

  (a) the Annual Report on Form 20-F for its fiscal year ended June 30, 2001, as filed with the Commission on December 19, 2001 (File Number 000-30838);

  (c)(1) the description of the Registrant's Ordinary Shares set forth under the headings "Information on the Company" under Sections 4.1 and 4.2 and "Additional Information" under Sections 10.1 through 10.13 contained in the Annual Report on Form 20-F, as filed with the Commission on December 19, 2001 (File Number 000-30838);

     (2) the description of the Registrant's American Depositary Shares set forth under the heading "Description of American Depositary Receipts" contained in the Registrant's Registration Statement on Form F-1 (File No. 333-13110); and

     (3) the description of the Registrant's American Depositary Shares contained in the form of Deposit Agreement (including the form of American Depositary Receipt) among the Company, The Bank of New York, as Depositary, and all owners and beneficial owners from time to time of ADRs issued thereunder, filed as Exhibit (a) to the Registrant's Registration Statement on Form F-6, dated June 22, 2000 (File 333-12152).
_________________
     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


Item 4. Description of Securities.

     Not applicable.


Item 5. Interests of Named Experts and Counsel.

     None.


Item 6. Indemnification of Directors and Officers.

     The Registrant maintains insurance against civil liability claims for its directors and officers arising from the exploitation of its products.


Item 7. Exemption from Registration Claimed.

     Not applicable.


Item 8. Exhibits.

     See attached "Index to Exhibits" list.


Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes;

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          provided,  however,  that the  undertakings  set  forth in  paragraphs
          (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report filed on Form 20-F pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant, InfoVista SA, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Courtaboeuf, France on January 24, 2002.



                              INFOVISTA SA


                              By:      /s/ Alain Tingaud
                                       ------------------
                              Name:    Alain Tingaud
                              Title:   Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities indicated on the dates indicated. In addition, each of the undersigned hereby constitutes and appoints Alain Tingaud, Philippe Ozanian and David Forlizzi jointly and severally, his true and lawful attorney-in-fact each with power of substitution, in his name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) and supplements to this Registration Statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming to all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


Name and Signature                          Title                                            Date
------------------                          -----                                            ----

/s/ Alain Tingaud                      Chairman and Chief Executive Officer                 1/24/02
------------------------------------
Alain Tingaud


/s/ Philippe Ozanian                   Executive Vice President, Chief Financial Officer    1/24/02
------------------------------------   and Corporate Services
Philippe Ozanian


/s/ David Forlizzi                     Vice President, Finance                              1/24/02
------------------------------------
David Forlizzi


/s/ Jean-Paul Bernardini               Director                                             1/24/02
------------------------------------
Jean-Paul Bernardini


                                       Director                                             ________
------------------------------------
Vertex Technology Fund Ltd.,
represented by Frankie Tan Siew Teck


/s/ Herbert May                        Director                                             1/24/02
------------------------------------
Herbert May


/s/ Hubert L. Tardieu                  Director                                             1/24/02
------------------------------------
Hubert L. Tardieu



                                  Page 8 of 10

Name and Signature                          Title                                            Date
------------------                          -----                                            ----


/s/ Peter C. Waal                      Director                                             1/24/02
------------------------------------
Peter C. Waal


                                       Director                                             ________
------------------------------------
Bruce Cohen


/s/ David Forlizzi                     Duly Authorized Representative in the U.S.           1/24/02
------------------------------------
David Forlizzi





                                INDEX TO EXHIBITS



Exhibit Number         Description                                                           Page
--------------         -----------                                                           ----
     *4.1              Statuts (By-Laws) of the Registrant (unofficial English
                       translation).

     4.2               Form of Deposit Agreement (including the form of
                       American Depositary Receipt) among the Company, The
                       Bank of New York, as Depositary, and all owners and beneficial owners from time to time of ADRs issued thereunder (previously filed as Exhibit (a) to the Registrant's Registration Statement on Form F-6, dated June 22, 2000 (File No. 333-12152), and incorporated herein by reference).

     *4.3 InfoVista SA 2001 Stock Option Plan (unofficial English translation).

     *5 Opinion of Shearman & Sterling as to the legality of the Ordinary Shares.

     *23.1             Consent of PricewaterhouseCoopers, independent accountants.

     *23.2 Consent of Shearman & Sterling (included in its opinion filed as Exhibit 5).

     *24               Powers of attorney (included on signature page).




_________________________
*  Filed herewith.



                                  Page 10 of 10